DISTRIBUTION AGREEMENT



THIS DISTRIBUTION AGREEMENT (the "Distribution Agreement") is made and entered into as of June 2, 1997, by and among UPSYS-CERPROBE, L.L.C., an Arizona limited liability company (the "Company"), CERPROBE CORPORATION, a Delaware corporation (the "Distributor"), and UPSYS, a French corporation ("Upsys").


                                    RECITALS

A. The Company was formed by Upsys and the Distributor, pursuant to an operating agreement signed on February 12, 1997, (the "Operating Agreement"), to engage in the assembly, testing, repair and distribution of all versions of the Cobra Probe (the "Products").

B.       Upsys is engaged in, among other things,  the design,  engineering  and
         manufacture  of  the  Products   involving   certain  Upsys  technology
         described in the Operating Agreement (the "Upsys Technology").

C. Until the date of this Distribution Agreement, Upsys and Distributor were parties to a distribution agreement dated June 12, 1995 concerning the Products in the Territory which the present agreement replaces.

D. The Products consist of three main component parts ("Product Components"): (i) the probes formed in an arc, (ii) space transformers and (iii) printed circuit boards, used in probing semiconductor wafers.

E. Concurrently with the execution of this Distribution Agreement, the Company has entered into a Supply Agreement with Upsys (the "Supply Agreement"). Pursuant to this Agreement and the Supply Agreement: (i) Upsys has granted the Company the exclusive right to assemble and repair the Products in the Territory, (ii) Upsys has granted the Company the right to sell the Products exclusively to Upsys, (iii) for its needs in the Territory, Upsys has agreed to purchase Products exclusively from the Company, and (iv) Upsys has agreed to purchase from the Company all Products ordered by Distributor pursuant to this Agreement and assembled or purchased by the Company.

F. Upsys desires to engage Distributor as the exclusive distributor of the Products to customers throughout the Territory (as hereinafter defined) and Distributor desires to accept such engagement on the terms and conditions set forth in this Distribution Agreement.
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                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Distributor. Subject to and in accordance with the terms and conditions of this Distribution Agreement, Upsys appoints Distributor as the sole exclusive distributor of the Products for the Company in the Territory during the term of this Distribution Agreement, and Distributor accepts such appointment and agrees to act as the exclusive distributor of the Products in the Territory.

2. Territory. The "American Territory" is defined for purposes of this Distribution Agreement as the United States of America (including territories thereof), and the "Asian Territory" as South Korea, Japan, Singapore, Malaysia and Taiwan. The American Territory and the Asian Territory are collectively referred to as the "Territory". Upsys and the Company will forward, and will cause all of their respective employees, agents and representatives to forward, to the Distributor all leads and inquiries with respect to the distribution of the Products received from entities located in the Territory.

3. Exclusive Nature of Distributorship. The distributorship granted hereunder shall be exclusive in the American Territory during the term of this Distribution Agreement, and in the Asian Territory from the date of this Distribution Agreement through March 31, 1998. The existence of and the nature of the distributorship in the Asian Territory beginning April 1, 1998 and thereafter shall depend upon the decision of Upsys under the terms of Section 1(b) of the Supply Agreement. Upsys will promptly notify the Company and the Distributor of its decision concerning the Asian Territory. Upon notification thereof, the Distributor's right to distribute in the Asian Territory shall be modified. Should Upsys and Distributor agree during the term of this Agreement that a separate structure is necessary in the Asian Territory, they shall enter into discussions with a local partner and, if necessary, the terms of this Agreement shall be modified accordingly. For the purposes of this Agreement, "Exclusive" shall mean that Upsys will not knowingly permit the establishment of a distributor other than Distributor in the American and Asian Territories, as defined above. In conformity with U.S. and other applicable national or international anti-trust laws, Upsys does not guarantee that there will be no competition with the Distributor from third parties.

4.       Ordering Procedures;  Annual Service Fee. All orders by Distributor for
         the   Products   pursuant  to  this   Distribution   Agreement   shall,
         automatically and without further action on the part of Upsys, simultaneously constitute (i) an order by Upsys to the Company for such Products, and (ii) an order by Distributor to Upsys for such Products, in each case subject to the terms and conditions set forth in this Agreement and in Exhibit A. Distributor will communicate all of its orders for Products to the Company. Upon receipt by the Company of an order from Distributor in accordance with this Distribution Agreement
         (1) the
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         Company  will  forward a copy of the order to Upsys,  (2) Upsys will be deemed to have ordered from the Company the same Products described in the order subject to the terms of this Distribution Agreement, (3) the Company will satisfy such order by transfer of title as provided below, and (4) on behalf of Upsys, the Company will deliver the Products described in the order to Distributor. The Company will (A) receive payment of the Distributor Purchase Price (as defined below) from Distributor on behalf of Upsys for the sale of such Products by Upsys to Distributor, (B) deduct from such payments and retain for itself the Upsys Purchase Price (as defined below) for the sale of such Products by the Company to Upsys, and (C) pay to Upsys on or prior to the fifteenth day following the end of each of the Company's fiscal years the accumulated balance of the Distributor Purchase Prices (i.e., the accumulated sum of the difference between the Distributor Purchase Prices and the Upsys Purchase Prices) payable by Distributor to Upsys for Products sold to Distributor by Upsys during such fiscal year. On or prior to the fifteenth day following the end of each of the Company's fiscal years, Upsys shall pay to the Company as consideration for its order and delivery services hereunder a fee equal to $10,000 for the first year and, for subsequent years, an amount to be agreed between Upsys and the Company in consideration of the volume of Products sold by Upsys to Distributor during such fiscal year.

5. Purchase Price; Payment Terms. The purchase price that Distributor will pay to Upsys (the "Distributor Purchase Price") for each unit of any of the Products shall be a per unit purchase price for that Product based on Exhibit B attached hereto, as amended or superseded from time to time as provided herein, and other relevant factors determined by Upsys. The purchase price that Upsys will pay to the Company (the "Upsys Purchase Price") for each unit of any of the Products will be equal to 99.9% of the Distributor Purchase Price actually received by Upsys. The Company may increase or decrease the respective per unit purchase prices payable by Distributor (and therefore by Upsys) for any or all the Products by written notice to Distributor. The parties agree that the prices set forth in Exhibit B will be reviewed annually on the basis of currency fluctuations, inflation and change in any of the applicable price indexes for raw materials used in the Product Components. The Company shall notify the Distributor of the price revisions forty-five days (45) prior to the implementation of such revisions. Any change in the purchase price shall only apply to orders received from Distributor following lapse of such 45-day notification period. The price for any Products ordered by Distributor shall be the price on the date the Company receives the order for that Product. Except as otherwise expressly agreed in writing by the parties hereto, all payments for the Products (whether by Distributor or Upsys) shall be made in United States dollars in an amount adequate to cover the full purchase price plus all other charges, if any, incurred by the Company for the account of Distributor (in the case of payments by Distributor) or Upsys (in the case of payments by Upsys), and such payment shall be due and payable in full within thirty (30) days after notice to Distributor of the availability of the Products at the Company's assembly facilities. All such other charges shall be retained by the Company. Any late payments shall be subject to interest payments, per day of late payment, at a rate of twelve percent (12%) per annum. All such late payments shall be retained by the Company.
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6.       Pricing and Responsibility for Costs. All prices for the Products to be sold hereunder are and shall be prices EX-WORKS, as defined in the 1990 Incoterms (except that delivery will occur when the Distributor's carrier takes possession of the goods), from the Company's assembly facility. All Products shall be packaged by the Company as necessary
         for   protection   against   handling.   All  costs  of   preservation,
         waterproofing  or  other  special   packaging  shall  be  paid  by  the
         Distributor to the Company, and the Company shall be entitled to retain all such amounts. The Distributor shall contract directly with the carrier to pay all shipping costs.

7. Title and Risk of Loss. Upon payment by Distributor, title to the Products shall pass first to Upsys and then immediately to Distributor. Risk of loss to the Products shall pass directly from Company to Distributor upon delivery to Distributor's carrier at the Company's assembly facility. If the Company delays in so delivering the Products to Distributor's carrier due to any action or request of Distributor, Distributor shall pay to the Company (and the Company shall retain) all reasonable storage and insurance charges incurred by the Company. Distributor agrees to indemnify and hold the Company harmless for, from and against any and all loss of or damage to the Products sustained while risk of loss remains upon Distributor. The Company agrees to indemnify and hold Distributor and Upsys harmless for, from and against any and all loss of or damage to the Products sustained while risk of loss remains upon the Company.

8.       Warranty.

         (a) The Company warrants to Distributor that all Products will be free of defects in design, manufacturing and raw materials for a period of three (3) months from the date of delivery of such Products to Distributor by the Company. Upsys makes no warranty to Distributor. Distributor will make any warranty claims only against the Company and not against Upsys.

         (b) All claims under the warranty rights in this Section 8 must be received by the Company before the expiration of the three (3) month warranty period, accompanied by written notice (each a "Warranty Notice") giving a reasonably detailed description of the defect in goods. Within fifteen (15) days of receiving a Warranty Notice, the Company will, at its option, (i) cause the defective goods to be repaired or replaced (with shipping and insurance for the account and risk of the Company), or issue a credit or refund for the defective goods or (ii) request a return of the goods in question, in which case the Distributor will return the goods in question within five (5) days of the request of the Company (with shipping and insurance for the account and risk of the Company). The Company will inspect the returned goods and if the goods are nonconforming, the Company will issue a credit or refund for the defective goods. If the Company reasonably believes the goods are conforming, the Company will communicate its
                  findings   to  the   Distributor   and  the  Company  and  the
                  Distributor
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
                  will take appropriate actions to resolve such dispute (including good faith discussions between the parties).

         (c) The Company shall have no liability whatsoever under this limited product warranty or otherwise if the defect or failure to conform to specifications is due to transportation conditions, improper storage, handling or conditions of use of the Products by Distributor or by any third party.

         (d) This limited warranty is extended by the Company solely to Distributor and applies only to the Products which were manufactured and delivered by the Company. The Company hereby disclaims and excludes all other warranties, express or implied, or any liability whatsoever with respect to assembled equipment integrating the Products.

         (e) Any warranty replacement of a part cannot have the effect of extending the initial warranty period.

         (f) The Company declines any liability for any Product or Product Component not delivered by or on behalf of itself and, in particular, for other products or components used by the Distributor and integrated into an assembly. The Company cannot be liable if the failure of one of its Products is caused by other neighboring components or by components to which they are linked by the Distributor or a third party.

         (g) Under no circumstances shall the Company, Upsys, or Distributor be liable to the other for any special, incidental, consequential, indirect or exemplary losses or damages pertaining in any way to the products or product components under this Distribution Agreement.

9.       Duties of Distributor.

         (a) Purchasing Obligation. Distributor is obliged, to the extent allowed under the local or international antitrust rules and regulations, to exclusively purchase the Products and any Product Components from Upsys. Distributor shall neither purchase from or distribute for any Person other than Upsys any products using the Upsys Technology without the express written approval of Upsys.

Sales Efforts. The Distributor shall vigorously and diligently promote the sale of the Products. To that end, the Distributor shall:
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
                  (i) Maintain in the Territory, directly or through other distributors, as specifically approved by Upsys, an appropriate sales organization in order to adequately solicit the clientele.

                  (ii) Convey to the Company upon its request all information concerning the Distributor's sales policy and participate with the Company in market planning, analysis, research and sales forecasting.

         (c) Reporting. Within thirty (30) days following the end of each calendar quarter, the Distributor shall provide the Company with sales performance data for the previous quarter, and projections for the following quarter, such projections to include the reasonably expected volume of future orders of Products. None of such projections shall be deemed purchase orders or commitments, nor shall the Distributor have any liability for failure to meet any such projections.

         (d)      Intellectual Property Rights.

                  (i) The Distributor agrees that, except as is specifically provided herein, it will not, directly or indirectly, at any time during the term of this Distribution Agreement or thereafter: (a) represent that it has any ownership interest in or rights to the intellectual property rights owned by Upsys (i.e., trademarks, trade names, license and other intellectual property used in conjunction with the Products and Product Components in the Territory), ("Intellectual Property Rights") or (b) register or attempt to register or use in any manner whatsoever such Intellectual Property Rights, without such party's specific prior written consent.

                  (ii) If the Distributor or any of its directors, officers, employees or Affiliates registers any Intellectual Property belonging to Upsys, the Distributor hereby agrees to cause the assignment of such to Upsys immediately upon request, and without charge.

                  (iii) Should the Distributor become aware of a potential third party infringement of any of the Intellectual Property Rights of Upsys, it shall immediately inform Upsys who shall, at its sole discretion, determine whether or not to proceed against such potential infringement.

                  (iv) The Distributor's use of Upsys Intellectual Property Rights shall be expressly limited to the distribution and sale of the Products and Product Components under the terms provided in this Distribution Agreement.

                  (v) Upon the termination of this Distribution Agreement for any reason, the Distributor shall immediately return to Upsys, all originals and any copies of
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                           Intellectual  Property  Rights  belonging to Upsys in
                           its possession or control and immediately stop using such Intellectual Property.

10.      Nondisclosure   and  Limited  Use  of   Confidential   or   Proprietary
         Information.

         (a) The Parties agree that, except to the extent necessary to comply with applicable law and regulatory and supervisory requirements, each Party shall keep, and cause their respective Affiliates to keep, the terms and conditions of this Agreement and the transactions contemplated by this Agreement confidential.

         (b) During the term of this Agreement, the Parties will receive certain trade secrets and confidential information relating to each Party's business and operations ("Confidential Information"). The Parties shall hold in strictest confidence and not disclose to any third party any such Confidential Information designated in writing or which by its nature should reasonably be deemed confidential. Further, neither of the Parties shall use or permit the use of any such Confidential Information in a manner detrimental to the other or in any manner other than in furtherance of the purposes hereof.

         (c) Notwithstanding any provision in this Agreement or a related agreement to the contrary, the parties agree that for as long as this Agreement is in force, the Distributor shall use the same care and discretion (but not less than reasonable care and discretion) to avoid disclosure, publication or dissemination of any Confidential Information within the scope of the Upsys Technology as the Distributor uses with its own similar information that the Distributor does not wish to disclose, publish or disseminate.

         (d) To the extent that they do not use the Confidential Information of the parties hereto, information, be it technical or not, concerning the activity of the Company, created by an employee of the Company or by a seconded employee of one of the parties hereto, along or in collaboration, are considered as information belonging to the Company, and it alone.

         (e) Each party shall take all necessary measures concerning its seconded employees so that they abstain from disclosing the Confidential Information of the Company.

         (f) No Confidential Information can be exchanged between the Company and a party through a seconded employee except with the prior agreement of the party to whom the Confidential Information belongs. The Confidential Information will be considered by the Party which receives it as confidential and treated by such party in the manner described above.
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         (g)      Notwithstanding  the foregoing,  the Parties will be permitted to make use of or disclose Confidential Information:

                  (i) which is in or comes into the public domain other than through the default of a Party;

                  (ii) which was already in the possession of a Party prior to disclosure by the disclosing Party hereto as evidenced by documentation in such Party's possession;

                  (iii)    which is lawfully acquired from a third party who did
                           not  obtain  it  directly  or  indirectly   from  the
                           disclosing Party;

                  (iv) which is required to be disclosed by or to a court or governmental agency, but only to the extent and for the purpose so required (it being understood that the Party being required to disclose such Confidential Information will endeavor to (but shall not be liable for failure to) notify the other Party of such requirement so that the other Party may take steps to legally protect its interests); or

                  (v) with a Party's financial advisors, attorneys, accountants or any other third party engaged by it to the extent strictly necessary to effect the purposes and intent of this Agreement, it being understood that, in the case of any such disclosure, the Party shall previously have obtained from such third parties satisfactory written undertakings of confidentiality and either obtained for itself from such third parties or ensured that such third parties have given to the provider of such Confidential Information written undertakings not to disclose or use such Confidential Information for any purpose other than the fulfillment of this Agreement, and shall cause such third parties to respect such undertakings.

         (h) The Parties acknowledge and agree that the unauthorized use or disclosure of such Confidential Information would constitute, inter alia, an act of unfair competition and cause irreparable harm to the non disclosing Party, its competitive position and goodwill, and each Party acknowledges responsibility for damages caused to the others by such unauthorized use or disclosure.

         (I) This obligation of confidentiality shall remain in effect during the term of this Agreement and for five (5) years thereafter.

11.      Advertising   and  Promotion.   During  the  term  of  this  Agreement,
         Distributor  shall  have the  right to  advertise  and to  promote  the
         Products  and  Product  Components  by  telephone,   mail,   newspaper,
         magazine, radio, television and any other lawful means, as specifically agreed
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         to by the  Company  upon  proposition  by the  Distributor.  All use of
         Upsys' trademarks for the Products and Product Components, are subject to Distributor submitting all proposed uses of such trademarks to Upsys for approval prior to such use. Upsys will not unreasonably withhold its agreement to any such proposal referred to in this Section 11. Upsys will respond promptly to any such proposal, and any such proposal shall be deemed approved if not reasonably disapproved by Upsys within thirty (30) days of its receipt of the proposal. The use of any such trademarks, symbols, tradenames, corporate names or other Intellectual Property Rights shall not give Distributor any proprietary rights therein.

12. Term of Agreement. Subject to Sections 3 and 13 hereof, the term of this Agreement shall be for a period of eighteen (18) months from date of this Agreement and shall be extended to the extent the Operating Agreement is still in force between the Upsys and Distributor for additional consecutive one-year periods as specifically agreed to by the parties, except as otherwise agreed.

13.      Termination.

         (a) Generally. Except as otherwise provided for in this Distribution Agreement, if any party defaults in the performance of any of its obligations under this Distribution Agreement or if an event of default as described below occurs, the nondefaulting party may defer deliveries, payments, orders for Products or receipt of deliveries without incurring additional costs until the default is cured. If the default is not cured within thirty (30) business days of the giving of written notice thereof to the defaulting party, at the option of the non-defaulting party exercised in writing to the defaulting party, this Distribution Agreement shall terminate at the end of the thirty (30) business day period.

         (b) Dissolution of the Company. Upon dissolution of the Company for any reason whatsoever or should Upsys or Distributor no longer be a Member of the Company, this Agreement shall automatically terminate.

         (c) Termination of the Supply Agreement. Should the Supply Agreement between Upsys and the Company terminate for any reason, this Distribution Agreement shall automatically terminate.

         (d) Right to Sell. After the termination or the expiration of this Agreement, the Distributor may return to the Company the inventory of unused and non-obsolete Products and standard Product Components purchased from Upsys by the Distributor, limited to forty-five (45) days of inventory of such Products measured by the average inventory for the prior six months of operations for 85% of the purchase price originally paid by the Distributor for such items. No remaining inventory may be sold with Upsys' trademarks or tradenames after termination of this Distribution Agreement without the approval of Upsys.
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         (e)      Survival   of   Certain   Obligations.   Notwithstanding   any
                  termination or expiration of this  Agreement,  the Distributor
                  shall  fill  all  orders  for   Products   ordered   prior  to
                  termination   and  shipped  or   delivered   before  or  after
                  termination,  and the  Company  shall not be  relieved  of its
                  warranty  and  indemnification   obligations  concerning  such
                  Products under the terms set forth herein. Distributor shall fulfill the customer orders which have been received prior to termination in the sixty (60) days following termination.

         (f) Events of Default. The occurrence of any of the following events shall be considered an event of default hereunder: (i) with respect to any Party, the filing of any voluntary or involuntary petition for bankruptcy or upon any agreement (oral or written) in respect of any arrangement of creditors;
                  (ii) with respect to the Company, the Company's decision to discontinue the manufacture, sale or distribution of the Products or Product Components necessary for the assembly of the Products, without proposing an acceptable alternative.

14.      Force Majeure.

         (a) None of the Distributor, Upsys, or the Company shall be responsible for any breach or non-observance of any term or condition of this Distribution Agreement (except payment obligations) in case of Force Majeure.

         (b)      "Force Majeure" includes, but is not limited to:

                  (i) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof;

                  (ii)     acts of God; and

                  (iii) fires, strikes, labor slowdowns, embargoes, war or riot.

         (c) Any delay resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary. Any party shall have the right to terminate this Agreement upon thirty (30) days prior notice if any party is unable to fulfill its obligation under this Distribution Agreement due to Force Majeure and if such inability continues for a period of one hundred and twenty
                  (120) days.

         (d) The party claiming Force Majeure shall notify the other parties by registered mail within fifteen (15) days of the occurrence of Force Majeure and shall send within forty-five
                  (45) days thereafter by registered mail, proof of the force majeure event.

15. Independent Contractor. Distributor, Upsys, and the Company each acknowledges and agrees that Distributor is an independent contractor and that under this Distribution Agreement none of Distributor, Upsys, or the Company shall be considered for any purpose to be the agent, franchisor, or franchisee of the others. None of the Company, Upsys, or Distributor will have any obligation or responsibility to act on behalf of or in the name of the others, or the power or authority to bind the others in any manner whatsoever.

16. Indemnification. The Distributor agrees to indemnify, defend and hold the Company and Upsys, and the Company agrees to indemnify, defend and hold the Distributor (the indemnifying party being referred to herein as the "Indemnifying Party"), harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation,
         reasonable   attorney's   fees  and  costs  and   expenses),   incurred
         ("Damages") with respect to or arising out of any demand, claim, proceeding, action and/or cause of action that any indemnified party (an "Indemnitee") may suffer or incur by reason of or arising out of
         (i) if the Indemnifying Party is the Distributor, any claim by any third party in respect to infringement of the intellectual property rights of any third party arising solely out of the distribution and sale of any of the Products by Distributor contrary to the terms of this Distribution Agreement, (ii) if the Indemnifying Party is the Company, any claim by any third party in respect to the infringement of intellectual property rights of any third party arising solely out of the assembly, repair, sale or distribution by the Company of any of the Products contrary to the terms of this Distribution Agreement, or (iii) if the Indemnifying Party is the Distributor or the Company, the nonperformance by such Indemnifying Party of any obligation or agreement of such Indemnifying Party under this Distribution Agreement, or any breach of a representation or warranty made by such Indemnifying Party in this Distribution Agreement.

         The indemnification obligation set forth above is limited by the following:

                  (i) The Indemnitee shall notify the Indemnifying Party within thirty (30) days of: (i) its receiving actual notice of a demand, claim, proceeding, action or cause of action from a third party, or (ii) in any other case, its becoming aware of (or, in the case of any Indemnitee that is not a natural person, its executive officers or supervisory personnel becoming aware of) a potential demand, claim, proceeding, action or cause of action (provided that the failure to notify the Indemnifying Party shall in no case prejudice the rights of an Indemnitee under this Agreement unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent the Indemnifying Party has been prejudiced by such failure). The Indemnifying Party shall solely determine whether or not to settle a given claim (provided that the Indemnifying Party shall obtain the consent of the Distributor or Upsys to settlement of any nonmonetary claim against the Distributor or Upsys or their respective officers, directors, employees, agents or representatives).

                  (ii) The above indemnification does not apply if the Products are used or combined with another item by the Indemnitee and such use or combination is not permitted by this Agreement and is what gives right to the infringement.

                  (iii) The above indemnification does not apply to any Damages that arise subsequent to a demand by the
                           Indemnifying Party for the Indemnitee to cease delivery of a particular Product or to begin delivery of a non-infringing substitute.

                  (iv) An Indemnifying Party's indemnification obligation shall terminate with respect to any demand, claim, proceeding, action or cause of action for which an Indemnitee has not given notice hereunder within (A) in the cause of clause (i) or (ii) of the first paragraph of this Section 16, the expiration of all applicable legal statutes of limitations and similar laws, or (B) in the case of clause (iii) of the first paragraph of this Section 16, two (2) years following termination of this Agreement for any reason.

17. No Restriction on Competition. The parties hereto acknowledge and agree that no provision of this Distribution Agreement shall create, and no provision contained in or relationship created by this Distribution Agreement shall be deemed to create, any obligation on the parties hereto to refrain from competing with one another or from developing products or services in competition with the products or services of the other except as concerns products directly in competition with the Products that use the Upsys Technology. This competition restriction shall apply during the term of this Distribution Agreement.

18.      General Provisions.

         (a) Upsys' Obligations. Upsys' obligations hereunder shall be limited to those obligations that are specifically mentioned herein. In no case shall Upsys be considered the guarantor of any of the obligations of the Company.

         (b) Authority to Enter into Agreement. Each of the parties hereby covenants and represents in respect of itself that it is authorized to, and that all necessary corporate or company action has been taken on its behalf to, enter into this Distribution Agreement and that in so doing it is not in violation of the terms and conditions of any contract or other agreement to which it may be a party.

         (c) Further Assurances. Each of the parties hereto shall execute and deliver all such other instruments and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Distribution Agreement and the transactions provided for herein.

         (d) Notices. All notices, requests, demands and other communications required or permitted under this Distribution Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, twelve (12) hours after being sent by telecopy, or three (3) days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's address as set forth below:

                                 If to Distributor:
                                 ------------------

                                 Cerprobe Corporation
                                 600 South Rockford Drive
                                 Tempe, Arizona  85281
                                 Fax Number: 1-602-967-4636
                                 Attn: C. Zane Close

                                 If to the Company:
                                 ------------------

                                 Upsys-Cerprobe, L.L.C.
                                 600 South Rockford Drive
                                 Tempe, Arizona 85281
                                 Fax Number: 1-602-967-4636
                                 Attn: C. Zane Close

                                 If to Upsys:
                                 ------------

                                 Upsys
                                 283, boulevard John Kennedy
                                 91100 Corbeil-Essonnes
                                 France
                                 Fax Number:  011-33-16-089-5202
                                 Attn:  Jean-Claude Gery

                  Any party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice.

         (e) Binding Nature of Agreement; Assignment. This Distribution Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party hereto may assign or transfer its rights or obligations under this Distribution Agreement without prior written consent of the other, and any such assignment or transfer without such approval shall constitute a breach hereof and shall be null and void and of no force or effect, and shall not convey any rights to or interest in this Distribution Agreement. This

                  Distribution Agreement may only be amended or modified by written agreement signed by both of the parties hereto.

         (f) Entire Agreement. This Distribution Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof, including, without limitation, the terms of the distribution agreement dated June 12, 1995 between Upsys and the Distributor. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         (g) Governing Law, Jurisdiction and Venue. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, will be governed by and construed, interpreted, and enforced in accordance with the laws of the State of New York, notwithstanding any conflict of laws rules to the contrary and in accordance with the United States Arbitration Act, 9 U.S.C. Sections 1 et seq. Subject to the mandatory arbitration provision in Section 18(h) below, the exclusive jurisdiction and venue of any action relating to this Agreement will be the United States District Court for the Southern District of New York and each of the parties to this Agreement submits to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

         (h) Arbitration. If any dispute arises under this Agreement, upon written notice of either party, the parties will immediately seek to resolve the dispute by good faith negotiations. If the parties are unable to resolve the dispute in writing within ten (10) business days from the commencement of such good faith negotiations, then without the necessity of further notice or agreement between the parties, such dispute will be finally settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association and its Supplementary Procedures for International Commercial Arbitration, as in effect as of the date of this Agreement. The language for such arbitration will be English and the site will be New York, New York. The number of arbitrators will be three (3) (the "Arbitrators"). If the parties agree on the persons to be the Arbitrators at the time the dispute is submitted to arbitration, then those persons shall be the Arbitrators. Otherwise, each party will select one (1) of the Arbitrators, and those Arbitrators will select the third arbitrator. Failing an agreement on the third Arbitrator, the president of the American Arbitration Association will be the sole appointing authority for the third Arbitrator. The decision of the Arbitrators will be final and non-appealable as between the parties to this Agreement. Either party may, at its option, seek injunctive relief or other provisional remedies against the other party from any court of appropriate jurisdiction. Each party to the dispute will bear its respective expenses incurred in respect of the dispute and the costs of the Arbitrators will be borne equally by both parties.

         (i) Remedies Cumulative. Except as specifically set forth herein to the contrary, the remedies of the parties hereto under this Distribution Agreement are cumulative and will not preclude the recovery, award or grant of any other remedies to which any party may be lawfully entitled.

         (j) Indulgences Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Distribution Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (k) Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

         (l) Numbers of Days. In computing the numbers of days for purposes of this Distribution Agreement, all days shall be counted, including Saturdays, Sundays and holidays in the State of Arizona and in France; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday.

         (m) Attorneys' Fees. If any action is brought to enforce the provisions of this Distribution Agreement, the prevailing party in the action shall be entitled, in addition to any other relief, to recover reasonable attorneys' fees and other costs and expenses incurred in the action in an amount to be fixed and determined by the arbitrator(s) agreed upon by the parties or by the court.

         (n) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Distribution Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Distribution Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         (o) Definitions. All capitalized expressions not otherwise defined in this Agreement will have the meanings given such respective expressions in the Operating Agreement.

         (p) Amendment. This Agreement may only be amended or modified by written agreement signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Distribution Agreement to be executed and delivered by their proper and duly authorized representatives as of the date first above written.


                                     UPSYS-CERPROBE, L.L.C., an Arizona
                                     limited liability company
                                     Cobra Venture Management, Inc.
                                     its Manager

                                     By: /s/ Michael K. Bonham
                                        -------------------------------------
                                     Name: Michael K. Bonham
                                          -----------------------------------
                                     Its: Vice President
                                         ------------------------------------


                                     CERPROBE CORPORATION,
                                     a Delaware corporation


                                     By: /s/ C. Zane Close
                                        -------------------------------------
                                     Name: C. Zane Close
                                          -----------------------------------
                                     Its: President and Chief Executive Officer
                                         ------------------------------------


                                     UPSYS, a French corporation
                                     (societe anonyme)


                                     By: /s/ Jean Claude Gary
                                        -------------------------------------
                                     Name: Jean Claude Gary
                                          -----------------------------------
                                     Its: General Manager
                                         ------------------------------------